EXHIBIT 99.2
------------



                                 AMLI

                              RESIDENTIAL

     ------------------------------------------------------------

                          FOURTH QUARTER 2002
               SUPPLEMENTAL OPERATING AND FINANCIAL DATA

     ------------------------------------------------------------




           [ graphics indicating property / caption reading
             "AMLI 7th Street Station - Fort Worth, Texas
                       Acquired November 2002" ]



                   AMLI RESIDENTIAL PROPERTIES TRUST

                        125 South Wacker Drive

                              Suite 3100

                        Chicago, Illinois 60606

                         Phone: (312) 443-1477

                         Fax:  (312) 443-0909

                             www.amli.com
                             ------------


Certain matters discussed in this supplemental package and the conference call held in connection herewith are forward looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward looking statements can be identified by the Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters. The Company is making forward looking statements because it believes that investors, analysts, and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them. Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risk detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2001.

                                 AMLI
                              RESIDENTIAL


                                                   TABLE OF CONTENTS

                                                                Page
                                                                ----
SUMMARY INFORMATION

  Company Description and Investor Information. . . . . . . .      1
  Earnings Release. . . . . . . . . . . . . . . . . . . . . .      2
  Selected Financial and Operating Information. . . . . . . .      6
  Funds From Operations . . . . . . . . . . . . . . . . . . .     12
  Statements of Operations. . . . . . . . . . . . . . . . . .     14
  Balance Sheets. . . . . . . . . . . . . . . . . . . . . . .     18


DEBT AND PREFERRED SHARES

  Debt and Preferred Shares Summary . . . . . . . . . . . . .     20
  Debt Maturities . . . . . . . . . . . . . . . . . . . . . .     24


SAME STORE AND NOI DATA

  Quarterly Comparison of Same Store Communities. . . . . . .     26
  Quarterly Comparison of Components of NOI . . . . . . . . .     35


OTHER DATA

  Co-Investment Compensation. . . . . . . . . . . . . . . . .     41
  Service Companies Financial Information . . . . . . . . . .     43


PORTFOLIO

  Stabilized Communities. . . . . . . . . . . . . . . . . . .     47
  Development Summary . . . . . . . . . . . . . . . . . . . .     51
  Land Held for Development or Sale . . . . . . . . . . . . .     55




























Fourth Quarter 2002
Supplemental Information         AMLI Residential Properties Trust

AMLI RESIDENTIAL



                          COMPANY DESCRIPTION
                         INVESTOR INFORMATION


AMLI Residential (or AMLI) is an integrated, self-managed real estate operating company that was formed in February 1994 to continue and expand the multifamily property business previously conduced by AMLI Realty Co., our predecessor company, which has been in business since 1980. AMLI is structured as an UPREIT, or umbrella partnership real estate investment trust, and we own interests in properties and conduct our business through AMLI Residential Properties, L.P., (the Operating Partnership or OP). The sole general partner of the OP is AMLI Residential Properties Trust, a public company whose shares of beneficial interest are traded on the NYSE under the symbol "AML."

Our business is the development, acquisition and management of upscale apartment communities in the Southeast, Southwest, Midwest and Mountain regions of the United States. We also serve as an institutional advisor and asset manager for domestic and international, tax-exempt and taxable investors in connection with our joint venture co-investment business. A summary schedule of our investment communities is included in this Supplement.

We operate all of our communities under the AMLI [registered trademark] brand name, representing our commitment to high quality, exceptional service and superior value. We have corporate offices in Atlanta, Dallas, Indianapolis and Kansas City, in addition to our main office in Chicago. We employ approximately 875 people who are dedicated to our mission ... To Provide an Outstanding Living Environment For Our Residents.

For additional information on AMLI, please visit our website at www.amli.com.

The following information is presented as a supplement to our other public reporting, including our Form 10-Q and Form 10-K, both of which can be found on our website or through the SEC's EDGAR database. We hope that the information contained herein is helpful to you. We encourage your feedback and any suggestions, which you believe will help us provide better disclosure to you. Please contact either of:

     Robert Chapman
     Executive Vice President
       & CFO                      312.984.6845     rchapman@amli.com

     Sue Bersh
     Vice President -
       Corporate Communications   312.984.2607     sbersh@amli.com

Thank you for your interest in AMLI Residential.



                                  AML
                                LISTED
                                 NYSE










Fourth Quarter 2002                                         Page 1
Supplemental Information         AMLI Residential Properties Trust

AMLI RESIDENTIAL                  125 South Wacker Drive
                                  Chicago, Illinois 60606
                                  Phone:     312.443.1477
                                  Fax:       312.443.0909
                                  www.amli.com

PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------

February 4, 2003                  For More Information, Contact:
                                  Robert J. Chapman,
                                  Chief Financial Officer
                                  (312) 984-6845


             AMLI RESIDENTIAL ANNOUNCES FOURTH QUARTER AND
           FULL YEAR OPERATING RESULTS AND DECLARES DIVIDEND
           -------------------------------------------------

(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) announces today operating results for the fourth quarter and year ended December 31, 2002.


EARNINGS
--------

Funds from Operations ("FFO") for the fourth quarter 2002 were $13,859,000, or $0.56 per common share, compared to $14,901,000, or $0.58 per common share, for the fourth quarter 2001, a per share decrease of 3.4%. Actual results, which include a $0.02 per share provision for loss on the future sale of vacant land, are $0.02 per share less than the midpoint of AMLI's most recent guidance issued on October 21, 2002 and $0.01 per share less than First Call's most recent estimate. FFO for the year ended
December 31, 2002 was $60,098,000, or $2.35 per share, compared to $63,142,000, or $2.51 per share, for the year ended December 31, 2001, a per share decrease of 6.4%.

"Our results for the fourth quarter were as expected, without considering the one-time write down of land," commented Allan J. Sweet, AMLI President.

"It was a very difficult year for the multifamily industry and the broader market as a whole. We held our own in this environment, yet we are disappointed with our absolute results."

Net income for the quarter and year ended December 31, 2002 was $8,752,000 and $40,355,000, respectively, as compared to $5,872,000 and $45,746,000, respectively, in the year earlier periods. Diluted Earnings Per Share ("EPS") for the quarter ended December 31, 2002 was $0.40, compared to $0.21 for the comparable period of 2001, an increase of 90.5%. This increase is primarily due to the sale of AMLI at Western Ridge in the Fourth quarter of 2002. For the year ended December 31, 2002, EPS was $1.80 compared to $2.12 for the year ended December 31, 2001, a decrease of 15.1%. The change in EPS was primarily the result of a $0.15 decrease from community operations and a $0.11 decrease from gains on sale.


SAME COMMUNITY RESULTS
----------------------

On a combined same community basis, which includes both wholly-owned and co-investment communities (at 100%), for the quarter ended December 31, 2002 versus the prior year's quarter, total property revenues decreased 5.5%, operating expenses increased 0.8%, and net operating income ("NOI") decreased 9.1%. Weighted average occupancy, quarter over comparable quarter, increased to 90.2% from 90.1%, or 0.1%, while the weighted average collected revenues per occupied unit decreased by 6.1%.


Fourth Quarter 2002                                         Page 2
Supplemental Information         AMLI Residential Properties Trust

For the year 2002 compared to 2001, total property revenues decreased 4.3%, operating expenses remained the same, and NOI decreased 6.9%. Weighted average occupancy, year over year, decreased by 0.6% to 90.8%, while the weighted average collected revenues per occupied unit decreased by 3.7%.


EBITDA
------

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), including AMLI's proportionate share of partnership activity, for the quarter and year ended December 31, 2002 were $24,647,000 and $100,209,000, respectively, representing an increase of 1.3% and a decrease of 3.3%, respectively, from the same period last year.


FOURTH QUARTER ACTIVITIES
------------------------

During the fourth quarter, AMLI entered into a joint venture with a private investment fund sponsored by Capri Capital Advisors LLC, a privately-held institutional real estate advisory firm, to develop and own AMLI Downtown in Austin, Texas. AMLI Downtown will be comprised of a seven-story building containing 220 apartment homes, 45,000 square feet of ground floor retail and restaurant space, and 336 underground parking spaces.

In addition, AMLI purchased the 189-unit AMLI 7th Street Station (formerly the Gates of 7th Street Station) in Fort Worth, Texas and sold AMLI at Western Ridge, a 318-unit community in Houston, Texas. Additionally, AMLI completed the initial lease-up and stabilization of AMLI at Kedron Village, a 216-unit community in Peachtree City, Georgia.

Also during the fourth quarter, the Company acquired 897,400 of its common shares in the open market at an average share price of $21.03, and for the entire year AMLI repurchased 1,466,500 shares at an average price of $21.45. Including repurchases in 2001, the Company has repurchased 1,686,900 of its outstanding shares at an average price of $21.54.

In late December, AMLI consummated the purchase of the unaffiliated controlling shareholder's interest in the Company's affiliated Service Company subsidiaries for a purchase price of $700,000. As a result of this transaction, the financial position of the subsidiaries were consolidated in the Company's Balance Sheet at December 31, 2002. The subsidiaries' results of operations were reflected on the Company's Statement of Operations for the quarter and year ended December 31, 2002 using the equity method of accounting and will be consolidated in future periods.


SUBSEQUENT EVENTS
-----------------

In January, AMLI announced that Quintin Primo has resigned from AMLI's Board of Trustees and Adam Metz has joined the Board in his place.


OUTLOOK
-------

AMLI's current expectation for full year 2003 FFO per share will be in the range of $2.18 to $2.26 per share (generally plus or minus $0.01 per share per quarter based on current mid-range estimates of $0.52, $0.55, $0.55 and $0.60 per share per quarter).







Fourth Quarter 2002                                         Page 3
Supplemental Information         AMLI Residential Properties Trust

DIVIDEND
--------

Yesterday, the Board of Trustees declared a quarterly dividend of $0.48 per common share. This dividend is payable on February 25, 2003 to all common shareholders of record as of February 14, 2003 and is based on an annual dividend rate of $1.92 per common share.


SUPPLEMENTAL DISCLOSURE OF CHARACTER OF 2002 DIVIDENDS
-------------------------------------------------------

Of the approximate $0.94 per share reported as 20% rate long-term capital gain, approximately $0.82 per share (42.6% of the total distribution) is "Qualified Five-Year Gain," which may be eligible for a reduced capital gain rate pursuant to Internal Revenue Code Section 1(h)(2)(A) for some shareholders.


CONFERENCE CALL
---------------

AMLI will hold a conference call on Wednesday, February 5, 2003 at 3:30 p.m. ET to review these results. The call may be joined by calling 888-922-1802 -- Passcode: AMLI. A live webcast of the conference call will also be available in the 'Company Info' section on AMLI's website
(www.amli.com/comp/) and at www.streetevents.com.


SUPPLEMENTAL INFORMATION
------------------------

AMLI produces Quarterly Supplemental Information that provides detailed information regarding the Company's activities during the quarter. The Fourth Quarter Supplemental Information is available in the 'Company Info' section on our website (www.amli.com/comp/) under 'Shareholder Reports.'


ABOUT AMLI
----------

The AMLI[registered trademark] portfolio currently includes 72 stabilized apartment communities containing 27,533 apartment homes, with an additional 2,541 apartment homes under development or in lease-up in seven locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities currently in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's joint venture co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission--Provide An Outstanding Living Environment For Our Residents. More information on AMLI is available at www.amli.com.


FORWARD-LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although the Company believes expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.






Fourth Quarter 2002                                         Page 4
Supplemental Information         AMLI Residential Properties Trust

Forward-looking statements can be identified by Company's use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

The Company does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect the Company's current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumption noted by the Company herein.

The Company is making forward-looking statements because it believes investors, analysts and others, many of whom prepare models and projections of the Company's performance, are interested in the Company's current estimates of its future activities. The Company advises such parties to make their own determination of any relevant or material assumption used by them.

Many factors may cause the Company's actual performance in any period or periods to differ materially from the anticipated future performance expressed or implied by these forward-looking statements. Certain of the factors that could cause the Company's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, general economic conditions, local real estate conditions, the timely development and lease-up of communities, other risks detailed from time to time in the Company's SEC reports, including the annual report on form 10-K for the year ended December 31, 2001.

                              #  #  #  #





Fourth Quarter 2002                                         Page 5
Supplemental Information         AMLI Residential Properties Trust


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            Dec. 31,    Sept. 30,   June 30,    March 31,   Dec. 31,
                                              2002        2002        2002        2002        2001
                                           ----------  ----------  ----------  ----------  ----------

REVENUES
--------

TOTAL REVENUES
Consolidated (a). . . . . . . . . . . . .  $   29,407      29,483      30,254      29,272      29,984
Combined, including share of
  partnerships (b). . . . . . . . . . . .      42,081      43,205      41,997      40,668      40,931

TOTAL PROPERTY REVENUES
Consolidated. . . . . . . . . . . . . . .      26,051      26,498      26,680      26,522      26,451
Combined, including share of
  partnerships. . . . . . . . . . . . . .      40,233      42,663      39,757      39,252      39,354
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .      67,910      69,305      68,333      67,052      67,269


EARNINGS
--------

EBITDA
  Consolidated. . . . . . . . . . . . . .      20,643      20,541      22,347      21,774      20,911
  Combined. . . . . . . . . . . . . . . .      24,647      24,437      25,910      25,215      24,323
FFO . . . . . . . . . . . . . . . . . . .      13,859      14,306      16,105      15,828      14,901
AFFO. . . . . . . . . . . . . . . . . . .      13,072      12,926      14,646      14,601      13,635
Operating earnings. . . . . . . . . . . .       3,563       3,953       5,820       5,516       4,604
Net income. . . . . . . . . . . . . . . .       8,752      17,652       7,291       6,660       5,872
Dividends (c) . . . . . . . . . . . . . .      11,926      12,316      12,432      12,286      11,985








                                                      6




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                        -------------------------------------------------------------
                                            Dec. 31,    Sept. 30,   June 30,    March 31,   Dec. 31,
                                              2002        2002        2002        2002        2001
                                           ----------  ----------  ----------  ----------  ----------
PER SHARE DATA - DILUTED
------------------------

FFO . . . . . . . . . . . . . . . . . . .  $     0.56        0.56        0.62        0.61        0.58
AFFO. . . . . . . . . . . . . . . . . . .        0.53        0.51        0.56        0.56        0.53
Operating earnings. . . . . . . . . . . .        0.17        0.18        0.26        0.25        0.21
Net income allocable to common shares . .        0.40        0.87        0.29        0.25        0.21
Common dividends. . . . . . . . . . . . .        0.48        0.48        0.48        0.48        0.48
FFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       85.3%       85.9%       77.7%       78.8%       82.8%
AFFO payout ratio (based on per
  share amounts). . . . . . . . . . . . .       90.6%       95.1%       85.4%       85.4%       90.6%


NUMBER OF APARTMENT HOMES
-------------------------

STABILIZED COMMUNITIES

Wholly-owned. . . . . . . . . . . . . . .      11,722      11,851      12,441      12,247      12,247
Partnerships. . . . . . . . . . . . . . .      15,811      15,595      15,911      15,011      15,011
                                           ----------  ----------  ----------  ----------  ----------
                                               27,533      27,446      28,352      27,258      27,258
                                           ----------  ----------  ----------  ----------  ----------

COMMUNITIES UNDER DEVELOPMENT
 AND/OR LEASE-UP

Wholly-owned. . . . . . . . . . . . . . .         322         542         542         322         322
Partnerships. . . . . . . . . . . . . . .       2,219       2,215       2,215       2,615       2,615
                                           ----------  ----------  ----------  ----------  ----------
                                                2,541       2,757       2,757       2,937       2,937
                                           ----------  ----------  ----------  ----------  ----------

Total . . . . . . . . . . . . . . . . . .      30,074      30,203      31,109      30,195      30,195
                                           ==========  ==========  ==========  ==========  ==========


See notes on following pages.

                                                      7


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            Dec. 31,    Sept. 30,   June 30,    March 31,   Dec. 31,
                                              2002        2002        2002        2002        2001
                                           ----------  ----------  ----------  ----------  ----------
CAPITALIZATION
--------------

REAL ESTATE AT COST, BEFORE DEPRECIATION
Consolidated. . . . . . . . . . . . . . .  $  729,180     734,991     735,699     745,906     744,411
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,137,916   1,139,522   1,152,130   1,116,239   1,114,576
Combined, including partnerships
  at 100% . . . . . . . . . . . . . . . .   1,951,423   1,936,713   1,954,652   1,864,965   1,862,901

TOTAL ASSETS
Consolidated. . . . . . . . . . . . . . .     920,421     919,849     964,800     915,344     919,002
Combined, including share of
  partnerships. . . . . . . . . . . . . .   1,148,693   1,146,244   1,170,959   1,112,731   1,120,158

DEBT
Consolidated. . . . . . . . . . . . . . .     421,554     403,193     450,268     405,126     399,309
Combined, including share of
  partnerships. . . . . . . . . . . . . .     637,726     620,184     648,965     592,300     586,151

SHARE INFORMATION
Common shares outstanding . . . . . . . .  16,695,250  17,557,178  18,120,296  18,110,659  17,840,368
Preferred shares outstanding (d). . . . .   4,025,000   4,025,000   4,025,000   4,025,000   4,275,000
Operating Partnership units
  outstanding(e). . . . . . . . . . . . .   3,618,803   3,652,165   3,655,364   3,664,396   3,664,396
                                           ----------  ---------- ----------- ----------- -----------
Total shares and units outstanding. . . .  24,339,053  25,234,343  25,800,660  25,800,055  25,779,764
                                           ==========  ========== =========== =========== ===========

Weighted average shares and units
  outstanding . . . . . . . . . . . . . .  24,653,128  25,542,933  25,800,241  25,787,270  25,518,607

Share price, end of period. . . . . . . .  $    21.28       22.08       26.00       25.22       25.22



                                                      8




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)



                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            Dec. 31,    Sept. 30,   June 30,    March 31,   Dec. 31,
                                              2002        2002        2002        2002        2001
                                           ----------  ----------  ----------  ----------  ----------

EQUITY MARKET CAPITALIZATION                  517,935     557,174     670,817     650,677     650,166

MARKET CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .     939,489     960,367   1,121,085   1,055,803   1,049,475
Combined, including shares of
  partnerships. . . . . . . . . . . . . .   1,158,413   1,177,358   1,319,782   1,242,977   1,236,317
Combined,including partnerships at 100% .   2,188,835   2,113,925   2,334,010   2,179,544   2,187,099


DEBT SERVICE (f)
----------------

INTEREST EXPENSE

Consolidated. . . . . . . . . . . . . . .       6,446       6,065       6,084       5,800       5,858
Combined, including share of partnerships      10,383       9,908       9,602       9,197       9,205

CAPITALIZED INTEREST

Consolidated. . . . . . . . . . . . . . .         353       1,013         962       1,054         981
Combined, including share
  of partnerships . . . . . . . . . . . .         423       1,051         985       1,072       1,004

SCHEDULED PRINCIPAL PAYMENTS
(normal amortization)

Consolidated. . . . . . . . . . . . . . .       1,094       1,075       1,105       1,183       1,166
Combined, including share of partnerships       1,657       1,619       1,634       1,735       1,704



See notes on following pages.







                                                      9


AMLI RESIDENTIAL                                          SELECTED FINANCIAL AND OPERATING INFORMATION
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)


                                                                  Quarter Ended
                                         ------------------------------------------------------------
                                            Dec. 31,    Sept. 30,   June 30,    March 31,   Dec. 31,
                                              2002        2002        2002        2002        2001
                                           ----------  ----------  ----------  ----------  ----------
OPERATIONAL RATIOS
------------------

EBITDA, AS PERCENT OF TOTAL MARKET
 CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .        8.8%        8.6%        8.0%        8.2%        8.0%
Combined, including share of
  unconsolidated affiliates . . . . . . .        8.5%        8.3%        7.9%        8.1%        7.9%

INTEREST COVERAGE
Consolidated. . . . . . . . . . . . . . .         3.2         3.4         3.7         3.8         3.6
Combined, including share of partnerships         2.4         2.5         2.7         2.7         2.6

FIXED CHARGE COVERAGE (g)
Consolidated. . . . . . . . . . . . . . .         2.4         2.6         2.8         2.8         2.6
Combined, including share of partnerships         2.0         2.1         2.2         2.2         2.2


FINANCIAL RATIOS
----------------

DEBT TO TOTAL MARKET CAPITALIZATION
Consolidated. . . . . . . . . . . . . . .       44.9%       42.0%       40.2%       38.4%       38.0%
Combined, including share of
  unconsolidated affiliates . . . . . . .       55.3%       52.7%       49.2%       47.7%       47.4%

DEBT TO TOTAL ASSETS, AT COST
 (before depreciation)
Consolidated. . . . . . . . . . . . . . .       40.5%       38.9%       41.9%       39.6%       38.9%
Combined, including share of partnerships       48.8%       47.8%       49.4%       47.2%       46.7%








                                                     10




AMLI RESIDENTIAL                              SELECTED FINANCIAL AND OPERATING INFORMATION - CONTINUED
                                                                                             Unaudited
                                                         (Dollars in thousands, except for share data)




Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Includes dividends paid on all common and preferred shares.

     (d)   Included all preferred shares convertible to common shares.

     (e)   Represents Minority Interest on the Company's Balance Sheets.

     (f)   Excludes amortization of deferred and other financing costs.

     (g)   Includes interest expense and preferred dividends and excludes principal amortization.
























                                                     11

AMLI RESIDENTIAL                             FUNDS FROM OPERATIONS
                                                         Unaudited
                     (Dollars in thousands, except for share data)



                                              Three Months Ended
                                                  December 31,
                                            -----------------------
                                                2002        2001
                                             ----------  ----------

Company's share of communities' EBITDA (a).  $   24,830      26,568

Interest from and share of Service
  Companies' FFO (b). . . . . . . . . . . .         472         268
Other interest and Other. . . . . . . . . .         199         280
Co-investment fee income (c). . . . . . . .         934         635
General and administrative. . . . . . . . .      (1,238)     (1,342)
Provision for loss on land held for
  development or sale . . . . . . . . . . .        (550)     (2,086)
                                             ----------  ----------

EARNINGS BEFORE INTEREST, TAXES,
 DEPRECIATION AND AMORTIZATION (EBITDA) . .      24,647      24,323
                                             ----------  ----------

INTEREST EXPENSE (d)
Wholly-owned communities and portfolio
  debt. . . . . . . . . . . . . . . . . . .      (6,784)     (6,010)
Share of partnership communities. . . . . .      (4,004)     (3,412)
                                             ----------  ----------

                                                (10,788)     (9,422)
                                             ----------  ----------

FUNDS FROM OPERATIONS (FF0) . . . . . . . .      13,859      14,901
                                             ----------  ----------

CAPITAL EXPENDITURES PAID FROM FFO (e)
Wholly-owned communities. . . . . . . . . .        (573)     (1,031)
Share of partnership communities. . . . . .        (214)       (235)
                                             ----------  ----------

                                                   (787)     (1,266)
                                             ----------  ----------

ADJUSTED FUNDS FROM OPERATIONS (AFFO) . . .  $   13,072      13,635
                                             ==========  ==========

Notes:

     (a)   Includes discontinued operations.  See pages 35 and 38.

     (b) Includes share of income before goodwill amortization of $104 for the quarter ended December 31, 2001.

     (c)   See page 41.

     (d)   Includes amortization of deferred and other financing costs.

     (e) For details, refer to the Company's Management Discussion and Analysis in the Form 10-Q filed with the SEC for this reporting period.

AMLI RESIDENTIAL                             FUNDS FROM OPERATIONS
                                                         Unaudited
                     (Dollars in thousands, except for share data)



                                                   Year Ended
                                                   December 31,
                                            -----------------------
                                                2002        2001
                                             ----------  ----------

Company's share of communities'
  EBITDA (a). . . . . . . . . . . . . . . .  $  100,828     104,525

Interest from and share of Service
  Companies' FFO (b). . . . . . . . . . . .         298         298
Other interest and Other. . . . . . . . . .         778       1,579
Co-investment fee income (c). . . . . . . .       3,985       4,507
General and administrative. . . . . . . . .      (5,129)     (5,232)
Provision for loss on land held for
  development or sale . . . . . . . . . . .        (550)     (2,086)
                                             ----------  ----------

EARNINGS BEFORE INTEREST, TAXES,
 DEPRECIATION AND AMORTIZATION (EBITDA) . .     100,209     103,591
                                             ----------  ----------

INTEREST EXPENSE (d)
Wholly-owned communities and portfolio
  debt. . . . . . . . . . . . . . . . . . .     (25,207)    (26,212)
Share of partnership communities. . . . . .     (14,904)    (14,237)
                                             ----------  ----------

                                                (40,111)    (40,449)
                                             ----------  ----------

FUNDS FROM OPERATIONS (FF0) . . . . . . . .      60,098      63,142

CAPITAL EXPENDITURES PAID FROM FFO
Wholly-owned communities. . . . . . . . . .      (3,830)     (5,615)
Share of partnership communities. . . . . .      (1,023)       (945)
                                             ----------  ----------

                                                 (4,853)     (6,560)
                                             ----------  ----------

ADJUSTED FUNDS FROM OPERATIONS (AFFO) . . .  $   55,245      56,582
                                             ==========  ==========


Notes:

     (a)   Includes discontinued operations.  See pages 35 and 38.

     (b) Includes share of income before goodwill amortization of $415 for the nine months ended December 31, 2001.

     (c)   See page 41.

     (d)   Includes amortization of deferred and other financing costs.
           No interest expense is associated with discontinued operations.

     (e) For details, refer to the Company's Management Discussion and Analysis in the Form 10-Q filed with the SEC for this reporting period.

AMLI RESIDENTIAL                                                              STATEMENTS OF OPERATIONS
                                                                        Three Months Ended December 31,
                                                                     (Unaudited, dollars in thousands)
                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------
REVENUES
Property revenues . . . . . . . . . . . . . . . . . .  $   26,051      26,451      40,233      39,354
Interest and share of income (loss) from the
  Service Companies . . . . . . . . . . . . . . . . .         472         164         472         164
Other interest and Other (c). . . . . . . . . . . . .         199         280         441         778
Income from partnerships. . . . . . . . . . . . . . .       1,751       2,454       --          --
Co-investment fee income. . . . . . . . . . . . . . .         934         635         934         635
                                                       ----------  ----------  ----------  ----------
                                                           29,407      29,984      42,081      40,931
                                                       ----------  ----------  ----------  ----------
EXPENSES
Property operating expenses . . . . . . . . . . . . .      10,476       9,824      15,950      14,567
Interest and amortization of deferred and
  other financing costs . . . . . . . . . . . . . . .       6,784       6,010      10,782       9,421
Depreciation. . . . . . . . . . . . . . . . . . . . .       5,206       4,960       8,305       7,681
Provision for loss on land held for development
  or sale . . . . . . . . . . . . . . . . . . . . . .         550       2,086         550       2,086
General and administrative. . . . . . . . . . . . . .       1,238       1,342       1,341       1,414
                                                       ----------  ----------  ----------  ----------
                                                           24,254      24,222      36,928      35,169
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 SHARE OF GAINS ON SALES OF PROPERTIES. . . . . . . .       5,153       5,762       5,153       5,762
Gain on sale of residential property including
  share of gains on sales of a partnership's
  properties. . . . . . . . . . . . . . . . . . . . .       --          --          --          --
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .       5,153       5,762       5,153       5,762
Minority interest . . . . . . . . . . . . . . . . . .         560         639         560         639
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS . . . . . . . . . .       4,593       5,123       4,593       5,123
                                                       ----------  ----------  ----------  ----------
Income from discontinued operations,
  net of minority interest (d). . . . . . . . . . . .         322         749         322         749
Gain on disposition of discontinued operations,
  net of minority interest. . . . . . . . . . . . . .       3,837       --          3,837       --
                                                       ----------  ----------  ----------  ----------
INCOME FROM DISCONTINUED OPERATIONS,
  NET OF MINORITY INTEREST. . . . . . . . . . . . . .       4,159         749       4,159         749
                                                       ----------  ----------  ----------  ----------

                                                     14




AMLI RESIDENTIAL                                                  STATEMENTS OF OPERATIONS - CONTINUED
                                                                        Three Months Ended December 31
                                                                     (Unaudited, dollars in thousands)


                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------

NET INCOME. . . . . . . . . . . . . . . . . . . . . .       8,752       5,872       8,752       5,872
Net income attributable to preferred shares . . . . .       1,981       2,056       1,981       2,056
                                                       ----------  ----------  ----------  ----------
Net Income attributable to common shares. . . . . . .  $    6,771       3,816       6,771       3,816
                                                       ==========  ==========  ==========  ==========

INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .  $    5,153       5,762       5,153       5,762
Income from discontinued operations before
  minority interest . . . . . . . . . . . . . . . . .       5,050         898       5,050         898

Add: Depreciation
  Wholly-owned communities. . . . . . . . . . . . . .       5,207       5,282       5,207       5,282
  Share of partnership communities. . . . . . . . . .       3,108       2,855       3,108       2,855
Less: Gains on sales of rental properties
  Wholly-owned communities. . . . . . . . . . . . . .      (4,659)      --         (4,659)      --
  Share of partnership communities. . . . . . . . . .       --          --          --          --
Share of Service Companies' amortization of goodwill.       --            104       --            104
                                                       ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS . . . . . . . . . . . . . . . .  $   13,859      14,901      13,859      14,901
                                                       ==========  ==========  ==========  ==========

Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Combined includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the
           Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.

     (d)   No interest expense is associated with discontinued operations.


                                                     15

AMLI RESIDENTIAL                                                              STATEMENTS OF OPERATIONS
                                                                                Year Ended December 31
                                                                     (Unaudited, dollars in thousands)
                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------
REVENUES
Property revenues . . . . . . . . . . . . . . . . . .  $  105,751     106,529     161,905     159,082
Interest and share of income (loss) from the
  Service Companies . . . . . . . . . . . . . . . . .         298        (117)        298        (117)
Other interest and Other (c). . . . . . . . . . . . .         778       1,579       1,763       4,223
Income from partnerships. . . . . . . . . . . . . . .       7,604       9,361       --          --
Co-investment fee income. . . . . . . . . . . . . . .       3,985       4,507       3,985       4,507
                                                       ----------  ----------  ----------  ----------
                                                          118,416     121,859     167,951     167,695
                                                       ----------  ----------  ----------  ----------
EXPENSES
Property operating expenses . . . . . . . . . . . . .      43,146      41,831      65,560      62,015
Interest and amortization of deferred and
  other financing costs . . . . . . . . . . . . . . .      25,207      26,212      40,106      40,448
Depreciation. . . . . . . . . . . . . . . . . . . . .      20,523      19,736      32,484      30,868
Provision for loss on land held for development
  or sale . . . . . . . . . . . . . . . . . . . . . .         550       2,086         550       2,086
General and administrative. . . . . . . . . . . . . .       5,129       5,232       5,390       5,516
                                                       ----------  ----------  ----------  ----------
                                                           94,555      95,097     144,090     140,933
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE SHARE
  OF GAINS ON SALES OF PROPERTIES . . . . . . . . . .      23,861      26,762      23,861      26,762
Gain on sale of residential property including
  share of gains on sales of a partnership's
  properties. . . . . . . . . . . . . . . . . . . . .       1,283      23,296       1,283      23,296
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY
  INTEREST. . . . . . . . . . . . . . . . . . . . . .      25,144      50,058      25,144      50,058
Minority interest . . . . . . . . . . . . . . . . . .       2,926       7,309       2,926       7,309
                                                       ----------  ----------  ----------  ----------
INCOME FROM CONTINUING OPERATIONS . . . . . . . . . .      22,218      42,748      22,218      42,749
                                                       ----------  ----------  ----------  ----------
Income from discontinued operations, net of
  minority interest (d) . . . . . . . . . . . . . . .       2,473       2,997       2,473       2,997
Gain on sale of discontinued operations, net of
  minority interest . . . . . . . . . . . . . . . . .      15,664       --         15,664       --
                                                       ----------  ----------  ----------  ----------
TOTAL INCOME FROM DISCONTINUED OPERATIONS, NET OF
  MINORITY INTEREST . . . . . . . . . . . . . . . . .      18,137       2,997      18,137       2,997
                                                       ----------  ----------  ----------  ----------

                                                     16




AMLI RESIDENTIAL                                                  STATEMENTS OF OPERATIONS - CONTINUED
                                                                                Year Ended December 31
                                                                     (Unaudited, dollars in thousands)


                                                          Consolidated (a)           Combined (b)
                                                      ----------------------- -----------------------
                                                          2002        2001        2002        2001
                                                       ----------  ----------  ----------  ----------

NET INCOME. . . . . . . . . . . . . . . . . . . . . .      40,355      45,746      40,355      45,746
Net income attributable to preferred shares . . . . .       7,989       6,955       7,989       6,955
                                                       ----------  ----------  ----------  ----------
Net income attributable to common shares. . . . . . .  $   32,366      38,791      32,366      38,791
                                                       ==========  ==========  ==========  ==========

INCOME FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTEREST. . . . . . . . . . . . . .      25,144      50,058      25,144      50,058
Income from discontinued operations before
  minority interest . . . . . . . . . . . . . . . . .      21,886       3,596      21,886       3,596

Add: Depreciation
  Wholly-owned communities. . . . . . . . . . . . . .      21,246      21,080      21,246      21,080
  Share of partnership communities. . . . . . . . . .      12,011      11,289      12,011      11,289
Less: Gains on sales of rental properties
  Wholly-owned communities. . . . . . . . . . . . . .     (18,906)      --        (18,906)      --
  Share of partnership communities. . . . . . . . . .      (1,283)    (23,296)     (1,283)    (23,296)
Share of Service Companies' amortization of goodwill.       --            415       --            415
                                                       ----------  ----------  ----------  ----------
FUNDS FROM OPERATIONS . . . . . . . . . . . . . . . .  $   60,098      63,142      60,098      63,142
                                                       ==========  ==========  ==========  ==========

Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   Combined includes other items of partnership operations such as interest income on invested funds, legal, audit and other costs of partnership administration including asset management fees paid to the
           Company, compensation received in the form of cash flow preference and share of income in excess of the Company's ownership percentage.

     (d)   No interest expense is associated with discontinued operations.


                                                     17


AMLI RESIDENTIAL                                                                        BALANCE SHEETS
                                                                     (Unaudited, dollars in thousands)


                                                     Consolidated (a)             Combined (b)
                                               -------------------------- ---------------------------
                                               December 31,  December 31,  December 31,  December 31,
                                                   2002          2001          2002          2001
                                               ------------  ------------  ------------  ------------

ASSETS
Rental apartments
  Land. . . . . . . . . . . . . . . . . . . .    $   97,700        99,784       153,872       150,187
  Depreciable property. . . . . . . . . . . .       631,480       644,627       984,044       964,389
                                                 ----------    ----------    ----------    ----------
                                                    729,180       744,411     1,137,916     1,114,576
Less:  Accumulated depreciation . . . . . . .      (120,268)     (107,139)     (158,973)     (135,052)
                                                 ----------    ----------    ----------    ----------
                                                    608,912       637,272       978,943       979,524

Rental property held for sale, net of
  accumulated depreciation. . . . . . . . . .         --            --            --            --
Land held for development or sale . . . . . .        14,158        47,611        14,158        47,611
Rental apartments under development . . . . .        24,943        10,392        69,433        41,477

Investment in partnerships (c). . . . . . . .       197,517       184,270         --            --

Cash and cash equivalents . . . . . . . . . .         2,422         5,892         9,559        14,093
Service Companies' assets . . . . . . . . . .        52,774         --            --            --
Notes and advances to the Service Companies .         --           15,161         --           15,161
Other assets and deferred expenses, net . . .        19,695        18,404        76,600        22,292
                                                 ----------    ----------    ----------    ----------
    Total assets. . . . . . . . . . . . . . .    $  920,421       919,002     1,148,693     1,120,158
                                                 ==========    ==========    ==========    ==========














                                                     18




AMLI RESIDENTIAL                                                            BALANCE SHEETS - CONTINUED
                                                                     (Unaudited, dollars in thousands)



                                                     Consolidated (a)               Combined (b)
                                               --------------------------  --------------------------
                                               December 31,  December 31,  December 31,  December 31,
                                                   2002          2001          2002          2001
                                               ------------  ------------  ------------  ------------
LIABILITIES
Debt. . . . . . . . . . . . . . . . . . . . .    $  421,554       399,309       637,726       586,151
Distributions in excess of investments in
  and earnings from partnerships. . . . . . .         4,806         --            --            --
Accrued expenses and other liabilities. . . .        33,391        27,943        50,297        42,257
                                                 ----------    ----------    ----------    ----------
    TOTAL LIABILITIES . . . . . . . . . . . .       459,751       427,252       688,023       628,408
                                                 ----------    ----------    ----------    ----------

Mandatorily redeemable convertible
  preferred shares. . . . . . . . . . . . . .        93,247        93,287        93,247        93,287

Minority interest . . . . . . . . . . . . . .        65,651        68,186        65,651        68,186

    TOTAL SHAREHOLDERS' EQUITY. . . . . . . .       301,772       330,277       301,772       330,277
                                                 ----------    ----------    ----------    ----------
    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY. . . . . . . . . .    $  920,421       919,002     1,148,693     1,120,158
                                                 ==========    ==========    ==========    ==========





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   See details in the Company's SEC Form 10-Q.





                                                     19

AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                     December 31, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------
Conventional
  mortgages . . . . .$272,679       64.7%       7.0%        7.2    272,679      --      272,679     --
Construction
  financing . . . . .    --          --        --         --         --                             --
Tax-exempt debt . . .   50,250      11.9%       2.6%        0.8      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   92,000      21.8%       5.9%        0.9      --        92,000     --       92,000
Other (g) . . . . . .    6,625       1.6%       2.1%      --         --         6,625     --        6,625
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $421,554     100.0%       6.2%        5.0    282,179    139,375   272,679   148,875
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                66.9%      33.1%     64.7%     35.3%
                                                                   =======    =======   =======   =======

COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                            Weighted
                                            Average    Years to
Type of                          Percent    Interest   Maturity                                  Variable
of Indebtedness       Balance    of Total   Rate (c)     (d)      Secured   Unsecured   Fixed      (e)
---------------       --------   --------   --------   --------   --------  ---------  --------  --------

Conventional
  mortgages . . . . . $483,459      75.8%       7.2%        7.0    483,459      --      483,459     --
Construction
  financing . . . . .    8,144       1.3%       3.5%        2.1      8,144                --        8,144
Tax-exempt debt . . .   50,250       7.9%       2.6%        0.8      9,500     40,750     --       50,250
Credit facilities
  (f) . . . . . . . .   92,000      14.4%       5.9%        0.9      --        92,000     --       92,000
Other (g) . . . . . .    3,873       0.6%       2.1%       --        --         3,873     --        3,873
                      --------    -------    -------    -------    -------    -------   -------   -------
    Total . . . . . . $637,726     100.0%       6.5%        5.5    501,103    136,623   483,459   154,267
                      ========    =======    =======    =======    =======    =======   =======   =======
  Percent of total. .                                                78.6%      21.4%     75.8%     24.2%
                                                                   =======    =======   =======   =======

See notes on the following page.
                                                     20


AMLI RESIDENTIAL                                                     DEBT AND PREFERRED SHARES SUMMARY
                                                                                     December 31, 2002
                                                                     (Unaudited, dollars in thousands)

PREFERRED SHARES
----------------

                                                        Number of         Out-                  Current
                             Date          Original     Shares at       standing   Dividend    Liquidation
Security                   of Issue         Issue       Issuance         Shares      Rate      Preference
----------------------     ---------       --------     ---------       --------   --------    -----------

Convertible Preferred
  Series A                   1/30/96       $ 20,000     1,200,000        100,000      (h)            2,022

Convertible Preferred
  Series B                     (i)           75,000     3,125,000      3,125,000      (j)           76,516

Convertible Preferred
  Series D (k)              10/31/01         20,000       800,000        800,000      (l)           20,433



Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Weighted Average Interest Rate for variable rate debt reflects (i) the variable rate in effect on the last day of the period (ii) the effective fixed interest rates on swaps and (iii) each financing's respective lender credit spread.

     (d)   Years to Maturity reflects the expiration date of the credit enhancements supporting Tax-exempt debt, not the actual maturity dates of the bond, which are in 2024.







                                                     21


AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                     December 31, 2002
                                                                     (Unaudited, dollars in thousands)



     (e)   The following summarizes interest rate limitation and swap contracts associated with the Credit
           Facilities:


                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------    ---------------
     Swap          Merrill Lynch Capital Services, Inc.       20,000           6.145%    2/16/98 - 2/15/03
     Swap          Wachovia Bank, N.A.                        10,000           6.070%    2/19/98 - 2/18/03
     Swap          Harris Trust & Savings Bank                15,000           6.405%    9/21/99 - 9/20/04
     Swap          Harris Trust & Savings Bank                10,000           6.438%    10/4/99 - 10/4/04
                                                             -------
                                                              55,000
                                                             -------

           The following summarizes interest rate swap contracts associated with the construction financing of AMLI at Seven Bridges, in which the Company owns a 20% interest:




















                                                     22

AMLI RESIDENTIAL                                         DEBT AND PREFERRED SHARES SUMMARY - CONTINUED
                                                                                     December 31, 2002
                                                                     (Unaudited, dollars in thousands)

                                                                          Fixed Rate,
                                                                           Excluding
                                                                            Lender
     Type of                                                Notional        Credit           Term of
     Contract      Counterparty                              Amount         Spread          Contract
     --------      ------------                             --------      -----------   ----------------
     Swap          PNC Bank, N.A.                            $30,000           4.670%   1/10/03 - 7/10/03
     Swap          PNC Bank, N.A.                             50,000           4.670%   7/10/03 -12/10/03

     (f)   The Credit Facilities provide for one additional one-year extension option.  The Company's consolidated subsidiaries have $14,000 borrowed under the Credit Facilities, which is reflected in the amount above.  Such borrowings are guaranteed by the Company and reduce total availability under the line of credit.

     (g)   Demand notes payable by the Company to its managed partnerships.  Combined amount is net of elimination of Company's share.

     (h)   The dividend per share is equal to the common share dividend.

     (i)   Funded in three installments of $25 million each on 3/9/98, 6/30/98 and 9/30/98.

     (j)   The dividend per share is the greater of an annualized (i) $1.84 per share or (ii) the amount payable on the common shares.

     (k)   800,000 preferred shares were issued at $25 per share.  These shares may be converted to 720,721 common shares, reflecting a conversion price of $27.75 per common share.

     (l)   The dividend per share is the greater of an annualized (i) $2.1625 per share or (ii) the amount payable on the common shares.














                                                     23


AMLI RESIDENTIAL                                                                       DEBT MATURITIES
                                                                                     December 31, 2002
                                                                     (Unaudited, dollars in thousands)

CONSOLIDATED DEBT (a)
---------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2003                  $  3,596         98,625(c)        102,221              24.3%                 5.5%
2004                     3,775          6,970            10,745               2.5%                 7.7%
2005                     3,997         31,024            35,021               8.3%                 8.2%
2006                     3,130         35,372            38,502               9.1%                 7.8%
2007                     2,661         32,981            35,642               8.5%                 6.7%
Thereafter              18,723        180,700(d)        199,423              47.3%                 5.7%
                      --------        -------           -------             ------                -----
    Total             $ 35,882        385,672           421,554             100.0%                 6.2%
                      ========        =======           =======             ======                =====
  Percent to Total        8.5%          91.5%            100.0%
                      ========        =======           =======


COMBINED DEBT, INCLUDING SHARE OF PARTNERSHIPS (b)
--------------------------------------------------
                                                                                            Wtd. Average
                                                                                              Interest
                                                                                              Rate on
                    Scheduled          Due at                           Percent to            Maturing
Year               Amortization       Maturity          Total             Total                 Debt
----------         ------------      -----------     -----------        -----------         ------------
2003                  $  5,943        102,168(c)        108,111              17.3%                 5.6%
2004                     6,061         14,862            20,923               3.3%                 7.6%
2005                     6,405         39,168            45,573               7.1%                 7.3%
2006                     5,612         66,794            72,406              11.3%                 7.6%
2007                     4,690         65,552            70,242              11.0%                 7.3%
Thereafter              29,030        291,441(d)        320,471              50.0%                 6.2%
                      --------        -------           -------             ------                -----
    Total             $ 57,741        579,985           637,726             100.0%                 6.5%
                      ========        =======           =======             ======                =====
  Percent to Total        9.1%          90.9%            100.0%
                      ========        =======           =======




                                                     24




AMLI RESIDENTIAL                                                           DEBT MATURITIES - CONTINUED
                                                                                     December 31, 2002
                                                                     (Unaudited, dollars in thousands)





Notes:

     (a)   All references to "Consolidated" refer to disclosures that are derived from numbers directly on the
           Company's consolidated financial statements, which are prepared in accordance with GAAP and reflect the Company's interest in unconsolidated partnerships on the equity method.

     (b)   All references to "Combined", "Combined, including share of partnerships" or the like refer to calculations derived by combining the Company's consolidated financial information with the Company's pro rata share of its partnerships' financial information.

     (c)   The Company's primary unsecured line of credit, which has a current maturity of November 2003;
           the Company anticipates renewing or replacing this line of credit prior to its scheduled maturity.

     (d)   Includes Bonds which mature in 2024. The credit enhancements on $40,750 and $9,500 expire on
           October 15, 2003 and on December 18, 2003, respectively.



























                                                     25


AMLI RESIDENTIAL                                                                SAME STORE COMMUNITIES
                                                                        THREE MONTHS ENDED DECEMBER 31



PHYSICAL OCCUPANCY AND COLLECTED
REVENUES PER OCCUPIED UNIT (a)
--------------------------------
                                                                                Weighted Average
                                     Weighted Average Occupancy (b)          Collected Revenues (c)
                                   ---------------------------------   ---------------------------------
                       Apartment                             Percent                             Percent
Market                   Homes        2002        2001       Change       2002        2001       Change
------                 ---------    --------    --------    --------    --------    --------    --------

Dallas                     6,626       89.1%       91.0%       -2.1%      $  810         846       -4.3%
Atlanta                    5,285       90.5%       89.9%        0.6%         861         928       -7.2%
Austin                     2,797       92.1%       90.6%        1.6%         826         918      -10.1%
Houston                      799       91.1%       95.3%       -4.5%       1,086       1,065        2.0%
Indianapolis               1,752       91.5%       89.4%        2.3%         775         782       -0.9%
Kansas City                2,086       90.7%       89.9%        1.0%         839         883       -5.0%
Chicago                    2,760       89.3%       86.3%        3.4%       1,110       1,197       -7.3%
Denver                       414       86.5%       89.4%       -3.2%       1,094       1,196       -8.5%
                         -------      ------      ------      ------      ------      ------      ------

Total                     22,519       90.2%       90.1%        0.1%      $  875         932       -6.1%
                         =======      ======      ======      ======      ======      ======      ======




















                                                     26


AMLI RESIDENTIAL                                                    SAME STORE COMMUNITIES - CONTINUED
                                                                        THREE MONTHS ENDED DECEMBER 31



REVENUES, EXPENSES AND NET OPERATING INCOME (a)
(dollars in thousands)
-----------------------------------------------


                          Revenues                      Expenses                 Net Operating Income
                ----------------------------  ---------------------------- -----------------------------
                                    Percent                       Percent                       Percent
Market            2002      2001    Change      2002      2001    Change      2002      2001    Change
------          --------  --------  --------  --------  --------  --------  --------  --------  --------

Dallas          $ 14,359    15,283     -6.0%     6,176     6,121      0.9%     8,183     9,162    -10.7%
Atlanta           12,358    13,234     -6.6%     4,196     3,880      8.2%     8,162     9,354    -12.7%
Austin             6,381     6,974     -8.5%     3,155     2,735     15.3%     3,226     4,239    -23.9%
Houston            2,370     2,559     -7.4%       907     1,027    -11.7%     1,463     1,532     -4.5%
Indianapolis       3,722     3,676      1.3%     1,438     1,408      2.1%     2,284     2,268      0.7%
Kansas City        4,760     4,971     -4.3%     1,433     1,727    -17.0%     3,327     3,244      2.5%
Chicago            8,203     8,403     -2.4%     2,878     3,157     -8.8%     5,325     5,246      1.5%
Denver             1,175     1,327    -11.5%       405       364     11.3%       770       963    -20.1%
                --------  --------  --------  --------  --------  --------  --------  --------  --------

Total           $ 53,328    56,427     -5.5%    20,588    20,419      0.8%    32,740    36,008     -9.1%
                ========  ========  ========  ========  ========  ========  ========  ========  ========





Notes:

     (a)   Information shown is Combined, including share of partnership communities at 100%.

     (b)   Represents average daily physical occupancy, which was changed starting with the third quarter 2002, from beginning of the month physical occupancy.

     (c)   Represents amounts collected for rent and other income.  Previously reported average rental rate per occupied unit.




                                                     27


AMLI RESIDENTIAL                                                                SAME STORE COMMUNITIES
                                                                                YEAR ENDED DECEMBER 31


PHYSICAL OCCUPANCY AND COLLECTED
REVENUES PER OCCUPIED UNIT (a)
--------------------------------
                                                                                Weighted Average
                                     Weighted Average Occupancy (b)          Collected Revenues (c)
                                   ---------------------------------   ---------------------------------
                       Apartment                             Percent                             Percent
Market                   Homes        2002        2001       Change       2002        2001       Change
------                 ---------    --------    --------    --------    --------    --------    --------

Dallas                     6,626       90.8%       92.2%       -1.5%      $  829         843       -1.6%
Atlanta                    5,285       90.1%       92.1%       -2.2%         888         937       -5.2%
Austin                     2,797       92.0%       89.0%        3.4%         862         950       -9.3%
Houston                      799       91.2%       94.7%       -3.6%       1,106       1,026        7.8%
Indianapolis               1,752       91.6%       89.0%        3.0%         776         784       -1.0%
Kansas City                2,086       91.3%       89.6%        1.9%         853         888       -3.9%
Chicago                    2,760       90.4%       91.8%       -1.6%       1,143       1,182       -3.3%
Denver                       414       86.1%       87.6%       -1.7%       1,147       1,203       -4.7%
                         -------      ------      ------      ------      ------      ------      ------

Total                     22,519       90.8%       91.3%       -0.6%      $  899         934       -3.7%
                         =======      ======      ======      ======      ======      ======      ======





















                                                     28


AMLI RESIDENTIAL                                                    SAME STORE COMMUNITIES - CONTINUED
                                                                                YEAR ENDED DECEMBER 31



REVENUES, EXPENSES AND NET OPERATING INCOME (a)
(dollars in thousands)
-----------------------------------------------


                          Revenues                      Expenses                 Net Operating Income
                ----------------------------  ----------------------------  ----------------------------
                                    Percent                       Percent                       Percent
Market            2002      2001    Change      2002      2001    Change      2002      2001    Change
------          --------  --------  --------  --------  --------  --------  --------  --------  --------

Dallas          $ 59,872    61,685     -2.9%    26,111    25,748      1.4%    33,761    35,937     -6.1%
Atlanta           50,791    54,758     -7.2%    18,379    18,521     -0.8%    32,412    36,237    -10.6%
Austin            26,612    28,351     -6.1%    12,127    12,443     -2.5%    14,485    15,908     -8.9%
Houston            9,668     9,870     -2.0%     4,083     4,026      1.4%     5,585     5,844     -4.4%
Indianapolis      14,935    14,706      1.6%     5,901     5,628      4.8%     9,034     9,078     -0.5%
Kansas City       19,511    19,911     -2.0%     6,698     7,035     -4.8%    12,813    12,876     -0.5%
Chicago           33,697    35,248     -4.4%    12,604    12,424      1.4%    21,093    22,824     -7.6%
Denver             4,903     5,234     -6.3%     1,615     1,688     -4.3%     3,288     3,546     -7.3%
                --------  --------  --------  --------  --------  --------  --------  --------  --------

Total           $219,989   229,763     -4.3%    87,518    87,513      0.0%   132,471   142,250     -6.9%
                ========  ========  ========  ========  ========  ========  ========  ========  ========




     Notes:

     (a)  Information shown is Combined, including share of partnership communities at 100%.

     (b)  Represents average daily physical occupancy, which was changed starting with the third quarter 2002, from beginning of the month physical occupancy.

     (c)  Represents amounts collected for rent and other income.  Previously reported average rental rate per occupied unit.





                                                     29

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                             RENTAL REVENUE GROWTH




The following graphs present monthly rental revenue for the year 2002 in black, compared to monthly rental revenue for the twelve months of 2001 in gray. Note that information shown is Combined, including partnership communities at 100%.


ALL PROPERTIES
--------------

ACT   JAN  FEB   MAR  APR   MAY  JUN   JUL  AUG   SEP  OCT   NOV  DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

The Company experienced a 2.5% reduction in rental revenue and a 3.3% reduction in total revenue when comparing the fourth quarter to the third quarter. These declines were slightly above those from the second to third quarter but not dramatically out of line with anticipated seasonal declines. Neither sequential decline was unexpected given the disequilibrium of supply and demand factors in the multifamily sector.
Both total and rental revenue have continued to trend down throughout the year as the economy has been unable to generate sufficient job growth to absorb new supply pressures as well as pressure from homebuyers.


DALLAS
------

ACT   JAN  FEB   MAR  APR   MAY  JUN   JUL  AUG   SEP  OCT   NOV  DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     DALLAS, which represented 27% of total revenue in the fourth quarter, continued to exhibit deteriorating fundamentals as supply and demand remained out of balance. As expected, seasonal leasing patterns resulted in less traffic on a quarter over quarter basis while year over year traffic increased by just 0.2%. Rental revenue declined by 3.3% for the twelve months ended December 31, 2002 compared to a year ago, as average effective rents have decreased by 1.4%. At the end of 2002, market wide vacancy was 9.5%, more than 2 percentage points higher than a year earlier as absorption remained negative for the quarter. The sluggish economy continues to hamper any real job growth as the area lost approximately 5,200 jobs in 2002. With 9,300 new units to be delivered in 2003, Dallas will struggle in early 2003 as many of these scheduled completions are heavily concentrated in the first half of the year.

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                 RENTAL REVENUE GROWTH - CONTINUED


ATLANTA
-------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     ATLANTA, which represented 23% of total revenue in the fourth quarter, experienced a decline in revenue for the sixth consecutive quarter, falling 0.4% during the fourth quarter. Revenue, after dropping steadily in the second quarter, appeared to stabilize in the third quarter, before trending downward again in the fourth quarter, although not out of line with year-end seasonality. Market wide, over the past quarter, occupancies and the level of concessions have remained stable. Unfortunately, with 13,000 new units still in the pipeline, the Atlanta market will continue to be under pressure, especially those stabilized communities that compete with new lease-ups. Although Atlanta experienced negative year over year job growth in 2002, the region experienced job gains throughout the year providing reason to believe that even if the market has not hit bottom, its deterioration has slowed.


CHICAGO
-------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     CHICAGO, which represented 15% of total revenue for the quarter, experienced a 4% drop in revenue versus the third quarter after showing increased revenue the first two quarters and only a slight drop (0.8%) in the third quarter. A weak economy and low interest rates continue to negatively impact Chicago. This market continues to have the highest level of move-outs due to home purchases (35% during the fourth quarter). Demand remains depressed due to continued shrinkage in employment levels. In 2002, Chicago lost 57,000 jobs. Traffic has decreased every month since March, with the fourth quarter dropping 21.6% from the third quarter. Fourth quarter average occupancy dropped 3.5% to 89.3% from the prior quarter but is up 3.4% from a year ago. With continuing job layoffs creating fear of a long delayed recovery or double dip recession in Chicago, needed occupancy gains will likely be made only at the expense of effective rent.

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                 RENTAL REVENUE GROWTH - CONTINUED


AUSTIN
------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     AUSTIN, which represented 12% of total revenue for the quarter, reversed its trend of slowing revenue deterioration as the region experienced a 4.5% decrease from the third quarter after a 0.5% decrease from the second quarter. The decline in revenue was mainly created by a 1.5% decrease in occupancy as concessions actually decreased by 3.1% from the prior quarter. Market wide occupancy for Class A units fell below 90% in the fourth quarter. Traffic and net rentals fell significantly in the last two months of the year as each measure decreased by 8.7% and 35.6%, respectively, over the same period a year ago. Through December, Austin remained one of the few regions to register positive job growth as 1,400 jobs were added on a trailing twelve-month basis. Throughout 2002, the Austin area experienced positive demand for apartments, as nearly 7,200 units were absorbed. However, with nearly 8,500 new units delivered at the same time, the region had negative net absorption of nearly 1,300 units. With 6,900 additional units scheduled for completion in 2003, the region will be challenged for significant revenue increases during the upcoming year without solid job growth.


KANSAS CITY
-----------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     KANSAS CITY, which represented 9% of total revenue during the fourth quarter, experienced a 1.5% decrease in rental revenue from the third quarter, following a 2.7% decrease from the second to the third. The economy in Kansas City has slowed with job growth turning negative during the second half of the year. December's BLS numbers show a year over year loss of 6,300 jobs, with the unemployment rate up 50 basis points over a similar time period. The market has also been affected by significant new supply delivered over the past 12 months. Although market conditions have not tightened, occupancy in the AMLI portfolio improved to 90.7% during the fourth quarter versus 89.9% during the same period a year ago. Looking forward, multifamily permits have slowed from year ago levels and are at their lowest level since 1998. However, without a return to positive job growth, absorption of new units will remain a challenge.

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                 RENTAL REVENUE GROWTH - CONTINUED


INDIANAPOLIS
------------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     INDIANAPOLIS, which represented 7% of total revenue during the fourth quarter, showed a sequential decrease of 2.6% in rental revenue, but a 1.0% increase over the same period a year ago. Occupancy of 91.5% during the quarter was down slightly from the previous period, but up from 89.4% during the fourth quarter of 2001. Concessions were reduced 2.9% in the quarter, following an 18% decrease during the third quarter, a positive trend. With multifamily permits trending up over the past year, this market will need some job growth to remain in balance. Unfortunately, job growth has turned negative over the past two quarters, and the recent Conseco bankruptcy combination creates uncertainty during the next six months.


HOUSTON
-------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     HOUSTON revenue, which represented 5% of total revenue during the fourth quarter, decreased by 3.1% from the previous quarter, after posting revenue growth on a sequential basis during the previous two quarters. Demand for apartments in Houston fell during the fourth quarter as approximately 5,100 more apartments were vacated than were leased. The move-outs resulted in a 1.7% drop in occupancy to 91.1% in December 2002 from 92.7% as of September 2002. In the downtown sub-market, where our two same store communities are located, approximately 1,700 units currently are underway accounting for nearly one-fifth of Houston's scheduled new supply in the next 12 months. Job growth remained positive through December as the region added approximately 4,500 jobs during the trailing twelve-month period. Despite the relatively resilient job market, the concentration of new supply in the downtown sub-market could lead to imbalances in supply and demand in the near term.

AMLI RESIDENTIAL                                    SAME COMMUNITY
                                 RENTAL REVENUE GROWTH - CONTINUED



DENVER
------

ACT  JAN   FEB   MAR  APR   MAY   JUN  JUL   AUG   SEP  OCT   NOV   DEC
--------------------------------------------------------------------------
2001

2002
--------------------------------------------------------------------------

     DENVER, which represented 2% of total revenue during the fourth quarter (one community), continues to be challenged due to the combination of weak job growth and significant new supply. Total revenue decreased 3.3% during the quarter as concessions increased for the fourth consecutive quarter. Average occupancies in "A" (1990+) product in the Company's three submarkets averaged 86.5% for the quarter. With significant new supply still to be delivered (5,000-7,000 units), continued weak job growth, and on-going competition from the home sale market, Denver will struggle to reach equilibrium during 2003.


AMLI RESIDENTIAL                                                                     COMPONENTS OF NOI
                                                                        THREE MONTHS ENDED DECEMBER 31
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g)(h)                 at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

REVENUES
Same store
 communities (a). . . .   22,091   23,549    -6.2%   32,135   34,159    -5.9%   31,237   32,878    -5.0%
New communities (b) . .        0        0     0.0%      726      742    -2.1%    2,555    2,612    -2.1%
Communities under
 development and
 lease-up . . . . . . .      133        0     0.0%    1,004      327   206.9%    3,477    1,296   168.3%
Acquisition
 communities (c). . . .    3,828    2,898    32.1%    5,472    3,869    41.4%    3,685    1,498   146.0%
Communities sold/
 contributed to
 ventures (d) . . . . .      755    2,113   -64.2%      757    2,369   -68.0%      903    2,535   -64.4%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          26,807   28,560    -6.1%   40,095   41,466    -3.3%   41,858   40,818     2.5%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========

EXPENSES
Same store
 communities (a). . . .    8,769    8,549     2.6%   12,556   12,362     1.6%   11,819   11,866    -0.4%
New communities (b) . .        0        0     0.0%      216      248   -13.1%      725      846   -14.3%
Communities under
 development and
 lease-up . . . . . . .      182        0     0.0%      586      169   246.0%    1,649      674   144.6%
Acquisition
 communities (c). . . .    1,523    1,260    20.9%    2,145    1,567    36.9%    1,354      473   186.2%
Communities sold/
 contributed to
 ventures (d) . . . . .      367      904   -59.5%      372    1,034   -64.0%      433    1,186   -63.4%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          10,841   10,713     1.2%   15,875   15,380     3.2%   15,980   15,045     6.2%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========



                                                     35




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                        THREE MONTHS ENDED DECEMBER 31
                                                                                (Dollars in thousands)



                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g) (h)                at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

NET OPERATING INCOME
Same store
 communities (a). . . .   13,321   15,000   -11.2%   19,580   21,797   -10.2%   19,418   21,011    -7.6%
New communities (b) . .        0        0     0.0%      510      494     3.4%    1,831    1,766     3.7%
Communities under
 development and
 lease-up . . . . . . .      -49        0     0.0%      418      158   164.9%    1,829      622   194.0%
Acquisition
 communities (c). . . .    2,305    1,638    40.7%    3,327    2,302    44.5%    2,332    1,025   127.5%
Communities sold/
 contributed to
 ventures (d) . . . . .      388    1,209   -67.8%      385    1,335   -71.1%      469    1,349   -65.2%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------
                          15,966   17,847   -10.5%   24,220   26,086    -7.2%   25,878   25,773     0.4%
                        ======== ======== ========                   ======== ======== ======== ========

Cash flow preference
 and operating
 promote (e). . . . . .                                 673      615
                                                   -------- --------
   COMPANY'S SHARE OF
     NOI (f). . . . . .                              24,893   26,701

COMPANY'S SHARE OF
  OTHER, NET. . . . . .                                 -62     -133
                                                   -------- --------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA .                              24,830   26,568
                                                   ======== ========

COMPANY'S PERCENTAGE
 OF PARTNERSHIPS' NOI:
Before cash flow
 preferences (c). . . .                               31.9%    32.0%
Including cash flow
 preferences and
 other (f). . . . . . .                               34.5%    34.4%
                                                   ======== ========

                                                     36




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                        THREE MONTHS ENDED DECEMBER 31
                                                                                (Dollars in thousands)




Notes:

     (a)   Includes communities that were sold and reported as Discontinued Operations in the
           Company's Statements of Operations.

     (b)   Same store communities are communities that have had stabilized operations and were owned by the Company as of January 1, 2001.

     (c)   New communities are communities that were developed by the Company and began stabilized operations after January 1, 2001.

     (d)   Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2001.

     (e)   Reflects operations through the date of sale.  Prior to the date of contribution of the community to a joint venture, the operating results of such communities were disclosed under wholly-owned communities.

     (f)   The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.  See page 41.

     (g)   Based on Company's ownership share of each partnership's NOI.  Reflect only property operations.
           Excludes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 41.

     (h)   Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities.














                                                     37


AMLI RESIDENTIAL                                                                     COMPONENTS OF NOI
                                                                                YEAR ENDED DECEMBER 31
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g) (h)                at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

REVENUES
Same store
 communities (a). . . .   91,815   95,290    -3.6%  133,024  138,544    -3.3%  128,174  134,472    -4.7%
New communities (b) . .        0        0     0.0%    2,973    2,804     9.0%   10,466    9,792     6.9%
Communities under
 development and
 lease-up . . . . . . .      189        0     0.0%    2,755      664   420.3%   10,219    2,640   287.1%
Acquisition
 communities (c). . . .   13,747    6,751   103.6%   19,268   10,225   117.1%   11,530    5,361   115.1%
Communities sold/
 contributed to
 ventures (d) . . . . .    6,448   12,797   -49.6%    6,875   15,158   -52.2%    6,460   13,356   -51.6%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                         112,199  114,839    -2.3%  164,896  167,395    -0.9%  166,849  165,621     0.7%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========

EXPENSES
Same store
 communities (a). . . .   37,122   37,206    -0.2%   53,382   53,470    -0.7%   50,395   50,303     0.2%
New communities (b) . .        0        0     0.0%    1,013      978     9.3%    3,512    3,436     2.2%
Communities under
 development and
 lease-up . . . . . . .      370        0     0.0%    1,725      483   263.2%    5,436    1,917   183.6%
Acquisition
 communities (c). . . .    5,654    2,647   113.6%    7,759    3,837   147.3%    4,303    1,836   134.3%
Communities sold/
 contributed to
 ventures (d) . . . . .    2,744    5,348   -48.7%    2,942    6,318   -51.4%    2,995    6,016   -50.2%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

                          45,891   45,201     1.5%   66,822   65,085     2.5%   66,640   63,508     4.9%
                        ======== ======== ======== ======== ======== ======== ======== ======== ========



                                                     38




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                                YEAR ENDED DECEMBER 31
                                                                                (Dollars in thousands)


                                                                                Partnership Communities
                      Wholly-Owned Communities (a)      Combined (g) (h)                at 100%
                      ---------------------------- -------------------------- --------------------------
                                          Percent                    Percent                    Percent
                          2002     2001   Change     2002     2001   Change     2002     2001   Change
                        -------- -------- -------- -------- -------- -------- -------- -------- --------

NET OPERATING INCOME
Same store
 communities (a). . . .   54,693   58,085    -5.8%   79,642   85,074    -5.1%   77,779   84,169    -7.6%
New communities (b) . .        0        0     0.0%    1,960    1,826     8.8%    6,955    6,356     9.4%
Communities under
 development and
 lease-up . . . . . . .     -181        0     0.0%    1,030      181  2563.6%    4,783      723   561.4%
Acquisition
 communities (c). . . .    8,093    4,104    97.2%   11,509    6,388   100.3%    7,227    3,525   105.1%
Communities sold/
 contributed to
 ventures (d) . . . . .    3,703    7,449   -50.3%    3,933    8,840   -52.7%    3,465    7,341   -52.8%
                        -------- -------- -------- -------- -------- -------- -------- -------- --------
                          66,308   69,638    -4.8%   98,074  102,309    -3.1%  100,209  102,113    -1.9%
                        ======== ======== ========                   ======== ======== ======== ========

Cash flow preference
 and operating
 promote (e). . . . . .                               2,930    2,280
                                                   -------- --------
   COMPANY'S SHARE OF
     NOI (f). . . . . .                             101,004  104,590

COMPANY'S SHARE OF
  OTHER, NET. . . . . .                                -176      -64
                                                   -------- --------
COMPANY'S SHARE OF
  COMMUNITIES' EBITDA .                             100,828  104,525
                                                   ======== ========

COMPANY'S PERCENTAGE
 OF PARTNERSHIPS' NOI:
Before cash flow
 preferences (e). . . .                               31.7%    32.0%
Including cash flow
 preferences and
 other (f). . . . . . .                               34.6%    34.2%
                                                   ======== ========


                                                     39




AMLI RESIDENTIAL                                                         COMPONENTS OF NOI - CONTINUED
                                                                         NINE MONTHS ENDED DECEMBER 31
                                                                                (Dollars in thousands)




Notes:

     (a)   Includes communities that were sold and reported as Discontinued Operations in the
           Company's Statements of Operations.

     (b)   Same store communities are communities that have had stabilized operations and were owned by the
           Company as of January 1, 2001.

     (c)   New communities are communities that were developed by the Company and began stabilized operations after January 1, 2001.

     (d)   Acquisition communities are communities having stabilized operations that were acquired by the Company after January 1, 2001.

     (e)   Reflects operations through the date of sale.  Prior to the date of contribution of the community to a joint venture, the operating results of such communities were disclosed under wholly-owned communities.

     (f)   The terms of certain partnership agreements provide that the Company is entitled to an additional share of such partnership's NOI in addition to the Company's proportionate ownership percentage.  See page 41.

     (g)   Based on Company's ownership share of each partnership's NOI.  Reflect only property operations.
           Excludes other items of partnership operations such as interest income on invested funds, legal, accounting, audit and other costs of partnership administration, including asset management fees paid to the Company.  See page 41.

     (h)   Company's 100% interest in wholly-owned communities plus the Company's share of partnership communities.














                                                     40

AMLI RESIDENTIAL                        CO-INVESTMENT COMPENSATION
                                            (Dollars in thousands)



                                                Three Months Ended
                                                   December 31,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------
FEE INCOME (a)

Acquisition fees (a). . . . . . . . . . . . . $    --          --
Asset management fees (b) . . . . . . . . . .        118         130
Disposition fees (c). . . . . . . . . . . . .      --          --
Debt/equity placement fees. . . . . . . . . .      --          --
Development fees (a). . . . . . . . . . . . .        816         505
Promoted interest from sales and other. . . .      --          --
                                              ----------  ----------
                                                     934         635
                                              ----------  ----------
SHARE OF CASH FLOW (d)

Promoted interest from operating cash flow. .        155          91
Cash flow preferences (e) . . . . . . . . . .        518         524
                                              ----------  ----------
                                                     673         615
                                              ----------  ----------

    TOTAL . . . . . . . . . . . . . . . . . . $    1,607       1,250
                                              ==========  ==========


                                                     Year Ended
                                                    December 31,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------
FEE INCOME (a)

Acquisition fees (a). . . . . . . . . . . . . $      401         118
Asset management fees (b) . . . . . . . . . .        477         546
Disposition fees (c). . . . . . . . . . . . .        642         234
Debt/equity placement fees. . . . . . . . . .      --            112
Development fees (a). . . . . . . . . . . . .      2,355       1,701
Promoted interest from sales and other. . . .        110       1,796
                                              ----------  ----------
                                                   3,985       4,507
                                              ----------  ----------
SHARE OF CASH FLOW (d)

Promoted interest from operating cash flow. .        616         173
Cash flow preferences (e) . . . . . . . . . .      2,314       2,107
                                              ----------  ----------
                                                   2,930       2,280
                                              ----------  ----------

    TOTAL . . . . . . . . . . . . . . . . . . $    6,915       6,787
                                              ==========  ==========

AMLI RESIDENTIAL            CO-INVESTMENT COMPENSATION - CONTINUED
                                            (Dollars in thousands)



Notes:

     (a) Acquisition, debt/equity placement and development fees are shown net of elimination of Company's share. Property management, construction and certain asset management fees are earned by the Company's subsidiaries. See page 43.

     (b) Asset management fees are shown at 100%. The Company's share of partnerships' EBITDA is reduced by its share of this fee.

     (c) Disposition fees are shown at 100% as reported gains on sale have been reduced for this cost.

     (d)   See pages 35 and 38.

     (e) The Company receives compensation from certain partnerships in the form of a preferential distribution of cash flow.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                                Three Months Ended
                                                   December 31,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------

REVENUES
Property management fees (a). . . . . . . . . $    2,118       2,245
General contractor revenues, net (b). . . . .        672         677
Gross profit - corporate homes (c). . . . . .        404         359
Other income. . . . . . . . . . . . . . . . .        730       1,026
                                              ----------  ----------
                                                   3,924       4,307
                                              ----------  ----------
OPERATING EXPENSES
Property management . . . . . . . . . . . . .      1,408       1,611
Corporate homes . . . . . . . . . . . . . . .        274         264
General contractor. . . . . . . . . . . . . .        632          89
Other expenses. . . . . . . . . . . . . . . .      --          --
                                              ----------  ----------
                                                   2,314       1,964
                                              ----------  ----------

EBITDA. . . . . . . . . . . . . . . . . . . .      1,610       2,343

Gain (loss) on land sales, net. . . . . . . .        422         (48)

Interest expense. . . . . . . . . . . . . . .       (535)       (697)
Depreciation and amortization . . . . . . . .       (744)       (824)
Taxes . . . . . . . . . . . . . . . . . . . .       (172)       (142)
                                              ----------  ----------

NET INCOME (LOSS) . . . . . . . . . . . . . .        581         631

Eliminations, interest and other. . . . . . .       (171)        (50)
                                              ----------  ----------

SHARE OF INCOME (LOSS) FROM THE
  SERVICE COMPANIES (d) . . . . . . . . . . . $      410         581
                                              ==========  ==========


Notes:

     (a)   Includes a 3% fee from wholly-owned communities.

     (b) General contractor revenues are shown net of construction costs.

     (c) Gross revenues from customers less payments to communities and cost of sales.

     (d)   See Company's Consolidated Statements of Operations.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------

                                                    Year Ended
                                                   December 31,
                                             -----------------------
                                                 2002        2001
                                              ----------  ----------

REVENUES
Property management fees (a). . . . . . . . . $   10,227       9,940
General contractor revenue, net (b) . . . . .      2,479       2,806
Gross profit - corporate homes (c). . . . . .      1,671       1,626
Other income. . . . . . . . . . . . . . . . .      1,254       1,349
                                              ----------  ----------
                                                  15,631      15,721
                                              ----------  ----------
OPERATING EXPENSES
Property management . . . . . . . . . . . . .      8,681       9,018
Corporate homes . . . . . . . . . . . . . . .      1,015       1,000
General contractor. . . . . . . . . . . . . .      2,216       1,669
Other expenses. . . . . . . . . . . . . . . .        395         622
                                              ----------  ----------
                                                  12,307      12,310
                                              ----------  ----------

EBITDA. . . . . . . . . . . . . . . . . . . .      3,324       3,412

Gain (loss) on land sales, net. . . . . . . .        180         146

Interest expense. . . . . . . . . . . . . . .     (1,886)     (2,183)
Depreciation and amortization . . . . . . . .     (2,877)     (2,802)
Taxes . . . . . . . . . . . . . . . . . . . .        442         457
                                              ----------  ----------

NET INCOME (LOSS) . . . . . . . . . . . . . .       (817)       (970)

Eliminations, interest and other. . . . . . .       (258)        (93)
                                              ----------  ----------

SHARE OF INCOME (LOSS) FROM
  SERVICE COMPANIES (d) . . . . . . . . . . . $   (1,075)     (1,063)
                                              ==========  ==========


Notes:

     (a)   Includes a 3% fee from wholly-owned communities.

     (b) General contractor revenues are shown net of construction costs.

     (c) Gross revenues from customers less payments to communities and cost of sales.

     (d)   See Company's Consolidated Statements of Operations.

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



COMBINED CONDENSED FINANCIAL POSITION
-------------------------------------
                                          December 31,  December 31,
                                             2002          2001
                                          ------------  ------------

ASSETS:
Receivables (a) . . . . . . . . . . . . .   $   11,532         9,136
Land held for development or sale (b) . .       12,732         4,951
Rental communities under development
  and held for sale (c) . . . . . . . . .        8,864           779
Building and equipment, net (d) . . . . .       10,815        10,847
Other (e) . . . . . . . . . . . . . . . .        8,831         9,132
                                            ----------    ----------

    TOTAL ASSETS. . . . . . . . . . . . .   $   52,774        34,845
                                            ==========    ==========

LIABILITIES
Due to the Company. . . . . . . . . . . .   $   34,892        17,311
Bank debt . . . . . . . . . . . . . . . .       14,000        14,000
Other . . . . . . . . . . . . . . . . . .        6,994         5,733
                                            ----------    ----------
    TOTAL LIABILITIES . . . . . . . . . .   $   55,887        37,044
                                            ==========    ==========

EQUITY (DEFICIT). . . . . . . . . . . . .   $   (3,112)       (2,199)

Eliminations and other. . . . . . . . . .        --               49
Due to Company (above). . . . . . . . . .       34,892        17,311
                                            ----------    ----------
Investment in and receivables from
  the Service Companies . . . . . . . . .   $   31,780        15,161
                                            ==========    ==========


Notes:

 (a) Primarily fee income from affiliates.

 (b) Includes:

                                    Number of   Carrying     Carrying
                                      Acres       Value       Value
                                    ---------   ---------    --------

     Prairie Lakes, Carmel, IN. .        120     $ 7,650       --
     Fossil Lakes, Fort Worth,
        TX. . . . . . . . . . . .         34       5,082       2,338
     St. Charles, St. Charles,
        IL. . . . . . . . . . . .          3       --          1,474
     Park Bridge, Atlanta, GA . .          3       --          1,161
                                         ---     -------      ------
                                         160     $12,732       4,973
                                         ===     =======      ======

AMLI RESIDENTIAL           SERVICE COMPANIES FINANCIAL INFORMATION
                                            (Dollars in thousands)



 (c) Represents rental apartments under development and land held for future development:

                                    Number of   Carrying     Carrying
                                      Acres       Value       Value
                                    ---------   ---------    --------

     Walnut Creek . . . . . . . .         28     $ 7,524       --
     Old Town Carmel. . . . . . .          5       1,340         779
                                         ---     -------      ------
                                          33     $ 8,864         779
                                         ===     =======      ======

 (d) Includes $8,468 in net capitalized computer hardware and software costs, of which approximately $6,500 (including $800 of internal costs) was incurred in 2001. Amounts are generally amortized over five years.

 (e) Represented by:

     Cash . . . . . . . . . . . . . . . . . .    $ 3,616       2,689
     Investments in partnerships. . . . . . .      1,729         737
     Investments in real estate . . . . . . .        737       2,843
     Deferred income tax. . . . . . . . . . .      1,605       1,222
     Unamortized goodwill . . . . . . . . . .        668         668
     Other. . . . . . . . . . . . . . . . . .        475         972
                                                 -------     -------
                                                 $ 8,831       9,132
                                                 =======     =======


AMLI RESIDENTIAL                                                                STABILIZED COMMUNITIES
                                                                                     December 31, 2002

                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------

DALLAS/
FT. WORTH, TX
-------------
AMLI:
 at Bent Tree        100%       Dallas, TX               1997 1996/2000        500            Same Store
 at Bishop's Gate    100%       Plano, TX                1997      1997        266            Same Store
 at Breckinridge
  Point               45%       Richardson, TX           2000      1999        440            Same Store
 at Bryan Place       48%       Dallas, TX               2002      1999        420            Acquisition
                                                                                              Community
 at Chase Oaks       100%       Plano, TX                1994      1986        250            Same Store
 at Deerfield         25%       Plano, TX           Developed      2000        240            Same Store
 at Fossil Creek      25%       Ft. Worth, TX       Developed      1998        384            Same Store
 on Frankford         45%       Dallas, TX               2000      1998        582            Same Store
 on the Green        100%       Ft. Worth, TX            1994   1990/93        424            Same Store
 at Nantucket        100%       Dallas, TX               1988      1986        312            Same Store
 of North Dallas     100%       Dallas, TX            1989/90   1985/86      1,032            Same Store
 at Oak Bend          40%       Dallas, TX               1999      1997        426            Same Store
 on the Parkway       25%       Dallas, TX          Developed      1999        240            Same Store
 at Prestonwood
  Hills               45%       Dallas, TX               1999      1997        272            Same Store
 7th Street Station  100%       Ft. Worth, TX            2002      2000        189            Acquisition
                                                                                              Community
 at Shadow Ridge     100%       Flower Mound, TX         2001      2000        222            Acquisition
                                                                                              Community
 at Stonebridge
  Ranch              100%       McKinney, TX             2001      2001        250            Acquisition
                                                                                              Community
 on Timberglen        40%       Dallas, TX               1990      1985        260            Same Store
 Upper West Side     100%       Ft. Worth, TX            2002      2001        194            Acquisition
                                                                                              Community
 at Valley Ranch     100%       Irving, TX               1990      1985        460            Same Store
 at Verandah          35%       Arlington, TX            1997   1986/91        538            Same Store
                                                                            ------    ------
                                                                             7,901     28.7%
                                                                            ------    ------



                                                     47




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
ATLANTA, GA
------------
AMLI:
 at Barrett Lakes     35%       Kennesaw, GA        Developed      1997        446            Same Store
 at Clairmont        100%       Atlanta, GA              1988      1988        288            Same Store
 at Kedron Village    20%       Fayette County, GA  Developed      2002        216            New Community
 at Killian Creek    100%       Snellville, GA      Developed      1999        256            Same Store
 at Lost Mountain     75%       Paulding County,
                                GA                  Developed      2000        164            Same Store
 at Mill Creek        25%       Gwinnett County, GA Developed      2001        400            New Community
 at Northwinds        35%       Alpharetta, GA      Developed      1999        800            Same Store
 at Park Bridge       25%       Alpharetta, GA      Developed      2000        352            New Community
 at Park Creek       100%       Gainesville, GA     Developed      1998        200            Same Store
 at Peachtree City    20%       Fayette County, GA  Developed      1998        312            Same Store
 at River Park        40%       Norcross, GA        Developed      1997        222            Same Store
 at Spring Creek     100%       Atlanta, GA         Developed   1985/86
                                                                 /87/89      1,180            Same Store
 at Towne Creek      100%       Gainesville, GA     Developed      1989        150            Same Store
 at Vinings          100%       Smyrma, GA            1992/97      1985        360            Same Store
 at West Paces       100%       Atlanta, GA              1993      1992        337            Same Store
 at Willeo Creek      30%       Roswell, GA              1995      1989        242            Same Store
 at Windward Park     45%       Alpharetta, GA           1999      1999        328            Same Store
                                                                            ------    ------
                                                                             6,253     22.7%
                                                                            ------    ------

CHICAGO, IL
-----------
AMLI:
 at Chevy Chase       33%       Buffalo Grove, IL        1996      1988        592            Same Store
 at Danada Farms      10%       Wheaton, IL              1997   1989/91        600            Same Store
 at Fox Valley        25%       Aurora, IL          Developed      1998        272            Same Store
 at Oakhurst North    25%       Aurora, IL          Developed      2000        464            Same Store
 at Osprey Lake       69%       Gurnee, IL               2001   1997/99        483            Acquisition
                                                                                              Community
 at Poplar Creek     100%       Schaumburg, IL           1997      1985        196            Same Store
 at St. Charles       25%       St. Charles, IL     Developed      2000        400            Same Store
 at Windbrooke        15%       Buffalo Grove, IL        1995      1987        236            Same Store
                                                                            ------    ------
                                                                             3,243     11.8%
                                                                            ------    ------


                                                     48




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
AUSTIN, TX
----------
AMLI:
 in Great Hills      100%       Austin, TX               1991      1985        344            Same Store
 at Lantana Ridge    100%       Austin, TX               1997      1997        354            Same Store
 at Monterey Oaks     25%       Austin, TX          Developed      2000        430            Same Store
 at Scofield Ridge    45%       Austin, TX               2000      2000        487            Same Store
 at StoneHollow      100%       Austin, TX               2000      1997        606            Same Store
 at Wells Branch      25%       Austin, TX          Developed      1999        576            Same Store
                                                                            ------    ------
                                                                             2,797     10.2%
                                                                            ------    ------

KANSAS CITY, KS
---------------
AMLI:
 at Centennial Park  100%       Overland Park, KS        1998      1997        170            Same Store
 Creekside            25%       Overland Park, KS   Developed      2000        224            Same Store
 at Lexington Farms  100%       Overland Park, KS        1998      1998        404            Same Store
 at Regents Center   100%       Overland Park, KS        1994   1991/95
                                                                    /97        424            Same Store
 at Regents Crest     25%       Overland Park, KS        1997 1997/2000        476            Same Store
 at Summit Ridge      30%       Lees Summit, MO     Developed      2001        432            New Community
 at Town Center      100%       Overland Park, KS        1997      1997        156            Same Store
 at Wynnewood Farms   25%       Overland Park, KS   Developed      2000        232            Same Store
                                                                            ------    ------
                                                                             2,518      9.1%
                                                                            ------    ------

INDIANAPOLIS, IN
----------------
AMLI:
 at Castle Creek      40%       Indianapolis, IN    Developed      2000        276            New Community
 at Conner Farms     100%       Fishers, IN              1997      1993        300            Same Store
 at Eagle Creek      100%       Indianapolis, IN         1998      1998        240            Same Store
 at Lake Clearwater   25%       Indianapolis, IN    Developed      1999        216            Same Store
 at Riverbend        100%       Indianapolis, IN      1992/93   1983/85        996            Same Store
 on Spring Mill
  (residual)          20%       Carmel, IN               1999      1999        400            Other
                                                                            ------    ------
                                                                             2,428      8.8%
                                                                            ------    ------

                                                     49




AMLI RESIDENTIAL                                                    STABILIZED COMMUNITIES - CONTINUED
                                                                                (Dollars in thousands)


                                                                                    Percent
                     AMLI's                                              Number of    of
                     Ownership                       Year        Year    Apartment Portfolio  Components
Market/Community     Percentage Location           Acquired   Completed    Homes      (a)     of NOI
----------------     ---------- --------           ---------- ---------  --------- ---------  ----------
HOUSTON, TX
-----------
AMLI:
 at the Medical
  Center             100%       Houston, TX              2001      2000        334            Acquisition
                                                                                              Community
 Midtown              45%       Houston, TX              2000      1998        419            Same Store
 Towne Square         45%       Houston, TX              2000      1999        380            Same Store
                                                                            ------    ------
                                                                             1,133      4.1%
                                                                            ------    ------
DENVER, CO
----------
AMLI:
 at Lowry Estates     50%       Denver, CO               2000      2000        414            Same Store
 at Gateway Park     100%       Denver, CO               2000      2000        328            Acquisition
                                                                                              Community
 at Park Meadows      25%       Littleton, CO            2002      2001        518            Acquisition
                                                                            ------    ------  Community
                                                                             1,260      4.6%
                                                                            ------    ------
TOTAL                                                                       27,533      100%
                                                                            ======    ======


Note:

     (a)   Based on number of apartment homes.











                                                     50


AMLI RESIDENTIAL                                                                   DEVELOPMENT SUMMARY
                                                                                     December 31, 2002
                                                                                (Dollars in thousands)


                                        Number
                               Percen-   of     Con-            Anti-   Anti-   Number of
                               tage of  Apart-  struc-  First   pated   pated   Apartment Percent  Percent
                               Owner-   ment    tion    Units   Comple- Stabil-   Homes   Complete Leased
Market/Community  Submarket    ship     Homes  Started Occupied tion    ization Delivered   (a)      (b)
----------------  ---------    -------  ------ ------- -------- ------- ------- --------- -------- -------
ATLANTA, GA
-----------
AMLI:
 at Milton Park   Alpharetta,
                  GA               25%     461   4Q/00    1Q/02   2Q/03   4Q/03       300      88%     53%
 at Barrett Walk  Kennesaw, GA     25%     310   4Q/01    3Q/02   2Q/03   1Q/04       145      78%     34%

HOUSTON, TX
-----------
AMLI at
 Kings Harbor     Lake Houston,
                  TX               25%     300   2Q/00    1Q/01   4Q/01   1Q/03       300     100%     84%

AUSTIN, TX
----------
AMLI Downtown     Austin, TX      100%     220   2Q/02    1Q/04   3Q/04   4Q/04        --      20%      NA

KANSAS CITY, KS
---------------
AMLI at
 Cambridge
  Square          Overland Park,
                  KS               30%     408   3Q/00    3Q/01   2Q/02   2Q/03       408     100%     78%

INDIANAPOLIS, IN
----------------
AMLI Carmel
 Center           Carmel, IN      100%     322   2Q/01    2Q/02   2Q/03   1Q/04       204      86%     26%

CHICAGO, IL
-----------
AMLI at
 Seven Bridges    Woodridge, IL    20%     520   3Q/01    3Q/02   4Q/03   4Q/04       130      73%     13%
                                         -----
    Total                                2,541
                                         =====

                                                     51




AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                (Dollars in thousands)




Notes:

     (a)  Represents costs to date divided by Total Development Costs.

     (b)  Represents number of leased apartments (not necessarily occupied) divided by the total Number of
          Apartment Homes.






































                                                     52

AMLI RESIDENTIAL                                                                   DEVELOPMENT SUMMARY
                                                                                     December 31, 2002
                                                                                (Dollars in thousands)


                                                Joint       Company's Share of Required Equity Capital
                                               Venture   ----------------------------------------------
                     Total                    Partners'
                    Development                Equity                  Funded
Market/Community     Costs (c)     Debt (d)    Capital       Total     to Date       2003       2004
----------------    -----------   ----------  ---------    --------    --------    --------   --------
ATLANTA, GA
-----------
AMLI:
 at Milton Park       $ 35,000       --  (e)    26,250       8,750       7,437        1,313      --
 at Barrett Walk        22,500       --  (e)    16,875       5,625       4,258        1,367      --

HOUSTON, TX
-----------
AMLI at
 Kings Harbor           19,800       --         14,850       4,950       4,950        --         --

AUSTIN, TX
----------
AMLI
 Downtown Austin (f)    50,920     30,920(f)    14,000       6,000       6,000        --         --

KANSAS CITY, KS
---------------
AMLI at
 Cambridge Square       32,200       --  (e)    22,540       9,660       9,660        --         --

INDIANAPOLIS, IN
----------------
AMLI
 Carmel Center          28,400       --          --         28,400      24,943        3,457      --

CHICAGO, IL
AMLI at
 Seven Bridges          82,200     60,000(g)    17,760       4,440       3,220        1,220      --
                      --------    -------      -------     -------     -------       ------    -------

TOTAL                 $271,020     90,920      112,275      67,825      60,468        7,357      --
                      ========    =======      =======     =======     =======       ======    =======



                                                     53




AMLI RESIDENTIAL                                                       DEVELOPMENT SUMMARY - CONTINUED
                                                                                     December 31, 2002
                                                                                (Dollars in thousands)



Notes:

     (a)   Based on the percentage of Construction Completed to date.

     (b)   Represents number of leased apartments (not necessarily occupied) divided by the total Number of Apartment Homes.

     (c)   Includes anticipated costs of development and initial lease-up, of which certain amounts may not be capitalized.

     (d)   Represents existing fully funded loan commitment.

     (e)   Upon stabilization, the partnership is expected to seek a permanent loan for approximately 65% of total costs.

     (f)   Subsequent to the end of the quarter, AMLI formed a joint venture partnership with an institutional investor for the purpose of developing and owning this asset, and has obtained a commitment for a $30,920 construction loan from a bank.

     (g)   Currently, the project is subject to a $50,000 construction loan.  The partnership has obtained a commitment to for a $60,000, 7.25%, 7-year permanent loan to be funded late in 2003 upon completion of development.






















                                                     54

AMLI RESIDENTIAL                 LAND HELD FOR DEVELOPMENT OR SALE
                                                 December 31, 2002



                                                        Number of
                                                        Apartment
Market/Community               Submarket                  Homes
----------------               ---------                ---------

AUSTIN, TX
----------
AMLI at:
 Anderson Mill                 Northwest Austin              520


FORT WORTH, TX
--------------
AMLI at
 Mesa Ridge                    North Fort Worth              460


DALLAS, TX
----------
AMLI at
 Champions II                  Northwest Houston             288


KANSAS CITY, KS
---------------
AMLI at:
 Lexington Farms -
  Phase II                     Overland Park                 104
 Westwood Ridge                Overland Park                 428
                                                          ------

    Total                                                  1,800
                                                          ======
































                                  55